EXHIBIT 10.4.2

ATTACHMENT TO

THE ADOPTION AGREEMENT FOR

VBA EXECUTIVE’S DEFERRED COMPENSATION PLAN

FOR C&F FINANCIAL CORPORATION

(As Restated Effective January 1, 2008)

Pursuant to authorization of the Board of Directors of C&F Financial Corporation, the following additions are made to the Adoption Agreement for the VBA Executive’s Deferred Compensation Plan for C&F Financial Corporation, as restated effective January 1, 2008 in the form of the Virginia Bankers Association Model Non-Qualified Deferred Compensation Plan for Executives and as amended from time to time (the “Plan”):

1. Types of Employer Contributions. The Employer may make Employer Matching Contributions and two types of Employer Non-Elective Contributions – (1) “Excess Profit Sharing” Employer Non-Elective Contributions and (2) “SERP” Employer Non-Elective Contributions.

2. Designation as a Participant Eligible for Employer Contributions. Eligibility of an Employee for participation in any or all of the Employer Contributions requires designation by the Board (or a committee thereof).

(a)	Participants who may be entitled to an Employer Matching Contribution are sometimes referred to as Matching Participants for this purpose.

(b)	Participants who may be entitled to an “Excess Profit Sharing” Employer Non-Elective Contribution are sometimes referred to as Excess Profit Sharing Participants for this purpose.

(c)	Participants who may be entitled to a SERP Employer Non-Elective Contribution are sometimes referred to as SERP Participants for this purpose.

3. Employer Matching Contributions. Unless otherwise provided by the Board, each Employer shall make an Employer Matching Contribution for each Plan Year in an amount, subject to the limitations provided in the Plan, equal to the following percentage(s) of each Matching Participant’s Deferral Contributions of Compensation as defined in Option 4(a)(2)(C) of the Adoption Agreement for such Plan Year: 100% of his Compensation as defined in Option 4(a)(2)(C) of the Adoption Agreement contributed to the Plan (up to a maximum of 5% of such Compensation), provided however that the actual Employer Matching Contribution for a Plan Year for any Matching Participant shall not exceed the excess of (a) 5% of the Matching Participant’s Compensation as defined in Option 4(a)(2)(C) of the Adoption Agreement for such Plan Year over (b) the maximum matching contribution that could be made for the Matching Participant under the 401(k) Plan assuming he contributes the maximum permitted amount to the 401(k) Plan (taking into account all 401(k) Plan limits on contributions and covered compensation thereunder).

For purposes hereof, the “401(k) Plan” means the Virginia Bankers Association Defined Contribution Plan for Citizens and Farmers Bank as amended from time to time (or any successor thereto).

4. Excess Profit Sharing Employer Non-Elective Contributions. Unless otherwise provided by the Board, an “Excess Profit Sharing” Employer Non-Elective Contribution shall be made on behalf of an Excess Profit Sharing Participant who has :Excess Compensation and who meets the accrual requirements to receive an allocation of the profit sharing contribution under the 401(k) Plan (as defined above) in an amount equal to the product obtained by multiplying (a) the 401(k) Plan profit sharing contribution rate

(i.e., the actual profit sharing contribution to the 401(k) Plan expressed as a percentage of the covered compensation of 401(k) Plan participants entitled to a share of the profit sharing contribution) by (b) the Excess Profit Sharing Participant’s Excess Compensation.

For purposes hereof, the following terms have the following meanings:

(a)	“Compensation Limit” has the same meaning assigned to it in the 401(k) Plan.

(b)	“Excess Compensation” means Base Salary and Bonus in excess of the Compensation Limit (as defined in the 401(k) Plan and as applicable to the Plan Year in question).

5. SERP Employer Non-Elective Contributions. Effective as of and from January 1, 2000, unless otherwise provided by the Board, a “SERP” Employer Non-Elective Contribution shall be made on behalf of a Participant who is a SERP Participant in such amount, if any, as determined in writing by the Board at or prior to the time the contribution is made.

6. Employer Non-Elective Deferral Account and Subaccounts Thereof. The Employer Non-Elective Deferral Account shall be subdivided into two subaccounts:

(a)	The Employer Deferral Account Profit Sharing subaccount to which shall be allocated Excess Profit Sharing Employer Non-Elective Contributions.

(b)	The Employer Deferral Account SERP subaccount to which shall be allocated SERP Employer Non-Elective Contributions.

7. Vesting in and Payment of Employer Deferral Account SERP subaccount.

(a)	Except as otherwise provided in item 7(b) of this Attachment to the Adoption Agreement for the Plan, the Employer Deferral Account SERP subaccount of a SERP Participant shall be fully vested upon the first to occur of the following while he is an Employee:

(i)	His death.

(ii)	His total disability (based on the standard applicable under the Employer’s long term disability program or, if none or if he is not a participant in that program, based on his entitlement to Social Security disability).

(iii)	His retirement at or after age 65.

(iv)	His early retirement with consent of the Board expressly providing for such vesting.

(v)	A Change in Control.

(b)	If other vesting provisions are provided by the Board or the Compensation Committee of the Board with respect to the Employer Deferral Account SERP subaccount of any SERP Participant no later than the date the first contribution by the Employer to the Participant’s Employer Deferral Account SERP subaccount is made (or at any time thereafter if such other vesting provision make vesting more favorable to the SERP Participant), vesting in the SERP Participant’s Employer Deferral Account SERP subaccount shall be determined as so provided by the Board or its Compensation Committee.

(c)

Unless otherwise provided by the Board or the Compensation Committee of the Board with respect to the Employer Deferral Account SERP subaccount of any SERP Participant no later than the date the first contribution by the Employer to the Participant’s Employer Deferral Account SERP subaccount is made (or alternatively on a year by year basis before the beginning of the year in question), a SERP Participant’s Employer Deferral Account SERP subaccount shall be paid at the time and in the form as the SERP Participant’s Employer Deferral Account Profit Sharing subaccount. Any such special payment provisions shall be in writing and shall provide for payment at a time and in a form permitted under the Plan.

IN WITNESS WHEREOF, C&F Financial Corporation, as the Plan Sponsor, has caused its name to be signed to this Attachment by its duly authorized officer as of the date noted below.

Dated: December 18, 2007	C&F Financial Corporation, Plan Sponsor

	By:	/s/ Robert L. Bryant
	Its	EVP & Chief Operating Officer

By execution hereof by the duly authorized Representative, the Virginia Bankers Association Benefits Corporation hereby accepts the above Attachment.

Dated:
Virginia Bankers Association Benefits Corporation Representative

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